Exhibit 107

Calculation of Filing Fee Tables

S-4

__________

(Form Type)

Tuatara Capital Acquisition Corporation

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(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—	—	—
Fees Previously Paid	Equity	Common stock par value $0.0001 per share(2)(3)	Other	$46,500,000	$9.89(4)	$459,885,000	0.0000927	$42,631.34
	Equity	Redeemable warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50(2)(5)	Other	10,000,000	$0.45(6)	$4,500,000	0.0000927	$417.15
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts
	Total Fees Previously Paid							$43,048.49
	Total Fee Offsets							—
	Net Fee Due							—
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(1)          Prior to the completion of the business combination described herein, the registrant, a Cayman Islands exempted company, intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (the “domestication”), pursuant to which the registrant’s jurisdiction of incorporation will be transferred by way of continuation from the Cayman Islands to the State of Delaware and the name of the registrant will be changed to “     ” (“New SpringBig”). All securities being registered will be issued by New SpringBig.

(2)          Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)          The number of shares of common stock of New SpringBig, par value $0.0001 per share (the “common stock”), being registered includes (i) up to 20,000,000 Class A ordinary shares of Tuatara Capital Acquisition Corporation (“Tuatara”) that were sold pursuant to Tuatara’s Registration Statement on Form S-1 (File No. 333-252484) as part of the units in Tuatara’s initial public offering, which will automatically convert into shares of common stock of New SpringBig in connection with the domestication and the business combination described in the proxy statement/prospectus forming part of this registration statement, (ii) 4,000,000 Class B ordinary shares held collectively by TCAC Sponsor, LLC and our independent directors (which includes the Sponsor Earnout Shares (as defined below) and excludes Sponsor Forfeited Shares (as defined below)) which will automatically convert by operation of law, on a one-for-one basis, into shares of common stock of New SpringBig, (iii) 1,000,000 shares of common stock, representing the maximum number of shares of common stock to be issued in respect of currently issued and outstanding public shares that elect not to redeem in connection with the business combination, and (iv) 21,500,000 shares of common stock to be issued in connection with the business combination.

(4)          Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Tuatara on The Nasdaq Capital Market on February 7, 2022 in accordance with Rule 457(f)(1) and Rule 457(f)(3).

(5)          The number of warrants being registered includes 10,000,000 warrants to acquire Class A ordinary shares that were sold as part of the units in Tuatara’s initial public offering, which will automatically convert into warrants to acquire shares of common stock in connection with the domestication and the business combination described in the proxy statement/prospectus forming part of this registration statement.

(6)          Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the redeemable warrants on The Nasdaq Capital Market on February 7, 2022 in accordance with Rule 457(f)(1).